UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

StartEngine Crowdfunding, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Important Notice of Availability of Information Statement

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

STARTENGINE CROWDFUNDING, INC.

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review:

•	StartEngine Crowdfunding, Inc. Schedule 14C Information Statement; and
•	StartEngine Crowdfunding, Inc. 2015 Equity Incentive Plan Amended and Restated on March 18, 2023

This notice provides instructions on how to access StartEngine Crowdfunding, Inc. materials for informational purposes only.

You may view the materials online at www.startengine.com/annual-reports.

You may easily request a paper or e-mail copy (see below).

SEE BELOW FOR INSTRUCTIONS ON HOW TO ACCESS MATERIALS.

How to View Online: Visit: www.startengine.com/annual-reports.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.startengine.com/annual-reports
2)	BY TELEPHONE:	1 (800) 317-2200
3)	BY E-MAIL:	contact@startengine.com

In order to receive paper or e-mail copies in a timely manner, please submit requests prior to March 8, 2023.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS INFORMATION STATEMENT MATERIALS FOR INFORMATIONAL PURPOSES ONLY

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The purpose of the Information Statement is to inform you of action taken by holders of a majority of the voting power of the outstanding shares of capital stock of StartEngine Crowdfunding, Inc. (the “Company”) to amend the 2015 Equity Incentive Plan (the “2015 Plan”), to increase the number of shares of the Company’s Common Stock available for grant and issuance under the 2015 Plan by 4,000,000 shares (the “Plan Amendment”). The Plan Amendment is described in more detail in the Information Statement.

The action by written consent described in the Information Statement constitutes the only shareholder approval required to approve the Plan Amendment under the Delaware General Corporate Law, the Company’s Sixth Amended and Restated Certificate of Incorporation, and the Company’s Amended and Restated Bylaws. The Board is not soliciting your proxy or consent in connection with the Plan Amendment and no proxies or consents are being requested from shareholders.

The Plan Amendment will become effective no earlier than the 40th calendar date after the Notice of Internet Availability of Information Statement is first made available to our shareholders or March 18, 2023. The Information Statement is being distributed and made available on or about February 6, 2023, to shareholders of record as of January 27, 2023, the record date for shareholder approval of the Plan Amendment.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement. We encourage you to access and review all of the important information contained in the Information Statement.